As filed with the Securities and Exchange Commission on February 18, 2000.
                                                     Registration No. __________
--------------------------------------------------------------------------------

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   -----------
                            THE ALLSTATE CORPORATION
               (Exact Name of Issuer as Specified in its Charter)

         DELAWARE                                         36-3871531
  (State of Incorporation)                  (I.R.S. Employer Identification No.)


                                2775 Sanders Road
                         Northbrook, Illinois 60062-6127
              (Address and Zip Code of principal executive office)

                                  -------------

              THE ALLSTATE CORPORATION EXCLUSIVE AGENT INDEPENDENT
                          CONTRACTORS STOCK BONUS PLAN
                            (Full title of the Plan)

                                  ------------

                                MICHAEL J. McCABE
                       Vice President and General Counsel
                            The Allstate Corporation
                                2775 Sanders Road
                         Northbrook, Illinois 60062-6127
                                 (847) 402-5000
           (Name, address, and telephone number of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed Maximum       Proposed Maximum
                              Amount to be         Offering Price Per     Aggregate Offering          Amount of
  Title of Securities          Registered                Share                   Price            Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
   Common Shares, par
 value $0.01 per share*     5,500,000 shares           $21 9/16**           $118,593,750**            $31,309**
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


*  Including associated preferred stock purchase rights.
** Calculated pursuant to Rule 457(h), based on the average of the high and low prices for Allstate common stock on February 14, 2000 of $21 9/16. For the Exclusive Agent Independent Contractors Stock Bonus Plans, 1,000,000 shares of Allstate common stock were registered under Registration Statement 333-23309 on March 14 , 1997 and a registration fee was paid at that time. As a result of a 2-for-1 stock split in July 1998, an additional 1,000,000 shares were registered in a Form 8-K filed June 1, 1998, as amended by a Form 8-K/A filed June 4, 1999. This Registration Statement registers an additional 5,500,000 shares of Allstate common stock and the amount of the registration fee has been computed with respect to the additional 5,500,000 shares of Allstate common stock.


                 Exhibit Index at sequentially numbered page 8.

ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

    Items 4, 7 and 9 of Allstate's Form S-8 Registration Statement filed on March 14, 1997, Registration No. 333-23309 are incorporated herein by reference.

    The following documents filed by Allstate with the Commission are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

    1.   Allstate's Annual Report on Form 10-K for the year ended December 31,
         1998

    2. Allstate's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999

    3. Allstate's Current Reports on Form 8-K filed February 19, July 12, July 14, September 3, September 24, October 12, October 26, November 2, November 12, and November 23, 1999, January 13, 2000 and on Form 8-K/A filed June 4, 1999

    4. The description of Allstate's common shares under the caption "Description of Allstate Capital Stock" contained in Allstate's prospectus dated September 27, 1999, filed with the Commission on September 24, 1999 and deemed to be a part of Allstate's Registration Statement on Form S-4 (File No. 333-87799)

    5. From the date of filing of such documents, all documents filed by Allstate with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

    The validity of Allstate's common stock being registered hereby has been passed upon by Jennifer M. Hager, Counsel, Corporate Law Department of Allstate Insurance Company, a wholly-owned subsidiary of Allstate.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article IV of the by-laws of Allstate provides that Allstate will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Allstate, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Allstate before such date.

    Article Eighth of the restated Certificate of Incorporation of Allstate provides that a director of Allstate shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, to the fullest extent of the Delaware General Corporation Law.

    Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a person who was made a party to a proceeding or threatened to be made a party to a proceeding by reason of the fact that the person is or was a director or officer of the corporation against liability actually and reasonably incurred in connection with such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe the person's conduct was unlawful. A corporation may not indemnify a director or officer in connection with a proceeding where he is adjudged liable to the corporation, unless the court in which the proceeding is brought determines that such director or officer is fairly and reasonably entitled to indemnity.

    Allstate has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Allstate.

ITEM 8:  EXHIBITS

    The Exhibits to this Registration Statement are listed in the Exhibit Index of this Registration Statement, which index is incorporated herein by reference.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Allstate certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cook County, State of Illinois, on February 18, 2000.


                            THE ALLSTATE CORPORATION

                            By: /s/Michael J. McCabe
                               ----------------------
                            Name: Michael J. McCabe
                            Title: Vice President and
                                   General Counsel



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of Allstate in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints John L. Carl, Edward M. Liddy, Michael J. McCabe, and Robert W. Pike, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                                Title                                               Date

                                         Director, Chairman of the Board of Directors,       February 18, 2000
/s/Edward M. Liddy                       President and Chief Executive Officer (Principal
------------------                       Executive Officer)
Edward M. Liddy


/s/John L. Carl                          Vice President and Chief Financial Officer          February 18, 2000
---------------                          (Principal Financial Officer)
John L. Carl



/s/Samuel H. Pilch                       Controller (Principal Accounting Officer)           February 18, 2000
--------------------
Samuel H. Pilch


/s/F. Duane Ackerman                     Director                                            February 18, 2000
--------------------
F. Duane Ackerman


--------------------                     Director                                            February 18, 2000
James G. Andress


/s/Warren L. Batts                       Director                                            February 18, 2000
--------------------
Warren L. Batts


/s/Edward A. Brennan                     Director                                            February 18, 2000
--------------------
Edward A. Brennan


/s/James M. Denny
--------------------                     Director                                            February 18, 2000
James M. Denny


/s/W. James Farrell                      Director                                            February 18, 2000
-------------------
W. James Farrell


/s/Ronald T. Lemay                       Director                                            February 18, 2000
-------------------
Ronald T. LeMay


/s/Michael A. Miles                      Director                                            February 18, 2000
-------------------
Michael A. Miles


/s/H. John Riley, Jr.                    Director                                            February 18, 2000
-------------------
H. John Riley, Jr.


/s/Joshua I. Smith                       Director                                            February 18, 2000
-------------------
Joshua I. Smith



/s/Judith A. Sprieser                    Director                                            February 18, 2000
---------------------
Judith A. Sprieser


    THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrator of The Allstate Corporation Exclusive Agent Independent Contractors Stock Bonus Plan has duly caused this Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in Cook County, the State of Illinois, on February 18, 2000. The undersigned hereby constitutes and appoints John L. Carl, Edward M. Liddy, Michael J. McCabe and Robert W. Pike, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.


                                        THE ALLSTATE CORPORATION EXCLUSIVE AGENT
                                        INDEPENDENT CONTRACTORS STOCK BONUS PLAN


                                           By:  Allstate Insurance Company
                                           Title: Plan Administrator

                                           By: /s/Michael J. McCabe
                                               --------------------
                                               Michael J. McCabe
                                           Title:  Senior Vice President
                                                    and General Counsel

                               EXHIBIT INDEX



Exhibit                                                                          Sequentially
Number                                                                          Numbered Page
----------------------------------------------------------------------------------------------

                          Description of Exhibit
                          ----------------------

   4(a)           Restated Certificate of Incorporation of the Company
                  (incorporated by reference to Exhibit 3(a) of Allstate's
                  Quarterly Report on Form 10-Q for the quarter ended
                  June 30, 1999)

   4(b) By-Laws of Allstate (incorporated by reference to Exhibit 3(b) of Allstate's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999)

   5              Opinion of Jennifer M. Hager                                        9

  15              Acknowledgment of Deloitte & Touche LLP                            11
                  regarding unaudited interim financial
                  information

  23(a)           Consent of Jennifer M. Hager (included in Exhibit 5)

  23(b)           Consent of Deloitte & Touche LLP                                   12

  24              Power of attorney (included on signature page)
